EXHIBIT (E)(5)
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           SCHEDULE OF FUNDS UNDER NORTH TRACK DISTRIBUTION AGREEMENT


                      SCHEDULE A TO DISTRIBUTION AGREEMENT

                                NORTH TRACK FUNDS

1.         S&P 100 Plus Fund

2.         PSE Tech 100 Index Fund

3.         Managed Growth Fund

4.         Cash Reserve Fund

5.         Dow Jones U.S. Health Care 100 Plus Fund

6.         Dow Jones U.S. Financial 100 Plus Fund

7.         Sector Growth Fund